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                                                                 EXHIBIT 23(p)-4















                    CODE OF ETHICS AND STATEMENT OF POLICIES

                                   ADOPTED BY

                               BBOI WORLDWIDE LLC





                           LAST REVISED APRIL 18, 2000










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PROVISIONS OF THE BBOI WORLDWIDE LLC CODE OF ETHICS AND STATEMENT OF POLICIES
(the "CODE") APPLICABLE ONLY TO MANAGERS, OFFICERS, EMPLOYEES AND OTHER ACCESS PERSONS OF BBOI WORLDWIDE LLC (the "ADVISER") THAT ARE ALSO COVERED BY AN APPROVED CODE OF ETHICS OF AN AFFILIATED INVESTMENT ADVISER

If, in addition to being covered by this Code, a member of the Board of Managers of the Adviser ("Manager") or an officer, employee or other Access Person of the Adviser is covered by another code of ethics as a result of being a director, officer or employee of another investment adviser registered under the Investment Advisers Act of 1940 that is an "affiliated person" of the Adviser as defined in Section 2(a)(3) of the Investment Company Act of 1940, then for these persons the provisions of such affiliated adviser's code of ethics are hereby incorporated by reference into this Code and shall apply to such persons as if restated herein in full. The incorporation of an affiliated adviser's code of ethics into this Code is subject to approval by the Adviser and its determination that such code of ethics meets all applicable legal requirements. All approved codes of ethics that have been incorporated pursuant to these provisions are attached as Exhibit I. Persons covered by this Code and an affiliated adviser's code of ethics which has been approved by the Adviser and incorporated herein shall report their personal security transactions pursuant to the provisions of such code of ethics of the affiliated adviser. A violation of such approved codes of ethics by any person covered by this Code shall also constitute a violation of this Code and will cause such person to be subject to the provisions of Section VII. SANCTIONS included herein. Any violation of an affiliated adviser's approved code of ethics shall be reported to the Compliance Officer of the Adviser as soon as practicable. In addition, each affiliated adviser whose code of ethics has been approved and incorporated herein is required to prepare annually a written report to the Compliance Officer of the Adviser containing the information required to be reported under Section IX. ANNUAL REPORTING AND CERTIFICATION of this Code for inclusion by the Adviser in its report. To the extent required by law, all such approved codes of ethics of affiliated advisers shall also be submitted for the review and approval of the Trustees/Directors of any registered investment company advised by the Adviser.

CODE PROVISIONS APPLICABLE ONLY TO MANAGERS, OFFICERS, EMPLOYEES AND OTHER ACCESS PERSONS OF THE ADVISER THAT ARE NOT COVERED BY AN APPROVED CODE OF ETHICS OF AN AFFILIATED INVESTMENT ADVISER

I. STATEMENT OF GENERAL PRINCIPLES

The success of BBOI Worldwide LLC as an investment adviser depends upon its reputation for excellence and integrity in the investment marketplace. All Managers, officers, employees and other Access Persons of the Adviser must therefore act in accordance with the highest ethical standards.

A relationship of trust and confidence exists between the Adviser and its clients. As a result, the interests of the Adviser's clients must always come first. This means that all actions by



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Managers, officers, employees and other Access Persons of the Adviser which are detrimental, or potentially detrimental, to the Adviser's clients must be avoided. While this principle extends to a broad range of actions and practices, it is of particular relevance to any decision relating to the personal investment activities of all Managers, officers, employees and other Access Persons of the Adviser since such activities may involve potential conflicts of interest. In order to fulfill their fiduciary duties, all Managers, officers, employees and other Access Persons of the Adviser must conduct their personal securities transactions in a manner which does not operate adversely to the interests of the Adviser's clients and must otherwise avoid serving their own personal interests ahead of such clients.

In order to ensure that Managers, officers, employees and other Access Persons of the Adviser comply with their fiduciary duties and other standards imposed by federal securities law upon their personal investment activities, the Adviser has adopted this Code of Ethics and Statement of Policies. The Code includes specific provisions with which all covered persons must comply. However, compliance with these technical provisions alone will not be sufficient to insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary relationships. All Managers, officers, employees and other Access Persons are expected to abide by the spirit of the Code and the principles articulated herein.

Upon assuming their position with the Advisor, each Director, officer or employee of the Advisor is required to certify in writing that they have read and understand the Code and that they recognize they are subject to the Code and will comply with its requirements.

In the course of fulfilling the responsibilities of their position, Managers, officers, employees and other Access Persons of the Adviser may deal with issuers of securities, broker/dealers and business associates of the Adviser and its clients. Such relationships can result in the individual being offered or given investment opportunities, perquisites, or gifts from persons doing or seeking business with the Adviser or its clients. All such offers and gifts which are more than de minimis in value (see Section IV.(a)(3) of the Code) should be declined or returned in order to prevent a situation which might compromise or appear to compromise a Manager's, officer's, employee's or other Access Person's exercise of independent and objective judgment on behalf of the Adviser's clients.

This Code establishes policies and procedures which govern certain types of personal securities transaction by individuals deemed "Access Persons" of the Adviser. In addition, the Code establishes policies and procedures applicable to all Managers, officers, and employees of the Adviser which have been designed to detect and prevent the misuse of material, nonpublic information in securities transactions and to provide guidance in other legal and regulatory matters. Compliance with the Code is a condition of employment and willful or repeated violation of its provisions may be cause for termination of employment.

II. DEFINITIONS

         (a)   "Access Person" means (i) any Manager or officer of the Adviser,
               (ii) any employee of the Adviser (or of any company in a Control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by an Investment Company/Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (iii) any natural person in a Control relationship to the Adviser who obtains information concerning recommendations made to an Investment Company/Account, with regard to the purchase or sale of a Security.



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         (b)   "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities which an Access Person has or acquires. Application of this definition is explained in more detail in Appendix A attached hereto.

         (c) "Investment Personnel" shall mean ( ) any employee of the Adviser (or any employee of any company in a Control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of a Security by an Investment Company/Account and (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of a Security by an Investment Company/Account. Investment Personnel shall include all persons employed by the Adviser as portfolio managers, security analysts and security traders.

         (d)   "Security" shall have the same meaning as that set forth in
               Section 2(a)(36) of the Investment Company Act of 1940 (generally, all securities) except that it shall not include shares of registered open-end investment companies (i.e., mutual funds), direct obligations of the Government of the United States (e.g., U.S. Treasury securities), banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase.

         (e) "Purchase or sale of a Security", or phrases of similar import, shall include, among other things, the purchase, writing or sale of an option to purchase or sell that Security, the purchase or sale of any derivative Security whose value is derived from that Security, such as a Security convertible into or exchangeable for that Security, and the purchase or sale of any other Security which has a substantial economic relationship to that Security being purchased or sold by an Investment Company/Account (e.g., a Security issued by a partnership which has a substantial portion of its assets invested in the Security being purchased or sold).

         (f) A Security is "being considered for purchase or sale" when a portfolio manager is seriously considering the purchase or sale of a Security for an Investment Company/Account, or, with respect to a security analyst a recommendation to purchase or sell a Security for an Investment Company/Account, when such person seriously considers making such a recommendation.

         (g)   "Control", which shall have the same meaning as that set forth in
               Section 2(a)(9) of the Investment Company Act of 1940, generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         (h) "Compliance Officer" shall mean the employee of the Adviser or other individual designated by vote of the Board of Managers of the Adviser to receive reports and take certain actions as provided in this Code of Ethics and Statement of Policies, or in the event no such employee has been designated, the employee of any affiliated adviser acting in such capacity on behalf of the Adviser. The Compliance Officer may appoint designee to carry out his/her functions pursuant to the Code.

         (i) "Investment Company/Account" means a company registered as such under the Investment Company Act of 1940 and for which the Adviser is the investment adviser or sub-adviser, or any pension or profit-sharing plan, or any institutional or private account managed by the Adviser.



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         (j)   "Director of the Advisor shall mean a member of the Board of
               Directors of the Adviser's member-manager, Stilwell Management, Inc.

         (k) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (l) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 thereunder.

Any Manager, officer, employee or other Access Person of the Adviser who has any questions regarding these definitions should consult with the Adviser's Compliance Officer.

III. PROHIBITIONS

NOTE: SUBJECT TO A FINAL DECISION BY ADVISER MANAGEMENT AFTER HAVING REVIEWED ALL OF THE FACTS AND CIRCUMSTANCES RELEVANT TO THE PARTICULAR TRANSACTION, INDIVIDUALS COVERED BY THE FOLLOWING PROHIBITIONS MAY BE REQUIRED TO DISGORGE ALL OR A PORTION OF ANY PROFITS GAINED OR LOSSES AVOIDED AS A RESULT OF PARTICIPATING IN ANY OF THE PROHIBITED PERSONAL SECURITIES TRANSACTIONS DISCUSSED BELOW. SEE SECTION VII. SANCTIONS OF THE CODE FOR A MORE DETAILED DISCUSSION OF THIS MATTER.


Prohibitions Applicable To All Access Persons

         (a) No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale:

               (1) is being purchased or sold by an Investment Company/Account;
                   or

               (2) is being considered for purchase or sale by an Investment
                   Company/Account.

               Although explained more fully in the definition of "purchase or sale of a Security" in Section II. of the Code, it bears emphasis here that included for purposes of this prohibition is any personal securities transaction involving a derivative Security or other Security which has a substantial economic relationship to the Security being considered for purchase or sale or being purchased or sold by an Investment Company/Account.

         (b) All Access Persons are prohibited from the purchase or sale of Securities without prior approval from the Compliance Officer, unless such purchase or sale is an exempted transaction as defined in Section IV. Of the Code. The preclearance process shall include the Compliance Officer presenting each requested personal securities transaction to the Adviser's portfolio manager(s) (or, for Investment Companies/Accounts for which the Adviser has contracted with another investment adviser, to such sub-adviser) for the purpose of determining whether the provisions of Sections III.(a)(1) and III.(a)(2) prevent its current approval. If granted, such approval will normally be given in writing (see Appendix B). In circumstances that require approval of the transaction to be granted verbally, the Compliance Officer



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               shall document for the Adviser's records all information
               pertinent to the approved purchase or sale. Any approval for a personal securities transaction will be effective for 3 business days following the date of approval (unless otherwise specified in the written approval). Any transaction not completed within the 3 day (or other specified) time period will require reapproval by the Compliance Officer prior to engaging in any further purchases or sales.

               When requesting approval for a personal securities transaction, all Access Persons should be careful to identify for the Compliance Officer any factors potentially relevant to a conflict of interest. This is especially true when an Access Person requests approval to purchase or sell a Security with a complicated investment structure, since the Security may be substantially economically related to a separate Security which is being considered for purchase or sale or being purchased or sold by an Investment Company/Account. A portfolio manager may not preclear his/her own personal securities transactions. Any personal securities transaction requested by a portfolio manager shall, in addition to the standard preclearance process, be presented to the President of the Advisor for his/her approval. In addition, because the Compliance Officer may not preclear his/her own personal securities transactions, the Compliance Officer shall request approval for his or her personal securities transactions from his/her supervisor, the Vice President-Legal.

         (c) All Access Persons are prohibited from receiving on an annual basis any gifts or other things of value from any person or entity that does business with or on behalf of the Adviser or the Investment Companies/Accounts which in total could reasonably be valued above $100. However, this policy does not apply to customary business meals or entertainment, or promotional items (e.g., pens, mugs, caps, T-shirts, etc.) which are consistent with customary business practices in the industry.

         (d) All Access Persons must immediately notify the Compliance Officer upon becoming a member of a Board of Directors of a publicly traded company. As a condition of being given approval to engage in any personal securities transaction involving the securities of such company(s), the Access Person will be required to obtain documented approval to trade from the company's management, in light of their procedures designed to prevent the misuse of material, nonpublic information by company insiders (For a description of each Manager's, officer's, employee's and other Access Person's responsibilities in the event that they come into the possession of material, nonpublic information, see Section
               VIII. of the Code). Notwithstanding this provision, those Access Persons that are also Investment Personnel are generally prohibited from serving on the Board of Directors of publicly traded companies (See Section III.(i) of the Code).

Prohibitions Applicable Only To Investment Personnel

         (e) Prior to recommending a Security for purchase or sale by an Investment Company/Account, Investment Personnel are required to provide disclosure, if applicable, of any ownership/Security position they have in the issuer, or any present or proposed business relationship between such issuer and such person, to the Chief Investment Officer and the Compliance Officer. In the event that such disclosure is required of the Chief Investment Officer, it should be made to the Compliance Officer. The Investment Personnel's holdings/relationship will then be reviewed to determine whether it presents a conflict of interest that should be addressed prior to



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               the Adviser acting on their purchase or sale recommendation for the Investment Company/Account.

         (f) All Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Security within 60 calendar days, unless the Security was not purchased, sold or held by an Investment Company/Account during the 60-day period. This prohibition shall not apply to exchange-traded stock options that are purchased for the purpose of establishing a bona fide position hedge on Securities held in excess of 60 calendar days, or to options on stock indices which are composed of 100 or more Securities. However, any transaction which is exempt from this prohibition shall be subject to all otherwise applicable provisions of the Code, including but not limited to the preclearance requirements of Section III(b).

         (g) All Investment Personnel are prohibited from acquiring any Security in an Initial Public Offering.

         (h) All Investment Personnel are prohibited from acquiring any Security in a Limited Offering without prior written approval. Request for such approval should be made via a memorandum directed to the Chief Investment Officer and the Compliance Officer. Limited Offerings for which the Chief Investment Officer is seeking approval will be reviewed by a member of the Board of Managers of the Adviser and the Compliance Officer. The memo shall state the name of the company, the number of shares/units being offered and the offering price per share/unit, a description of the company's history and operations, and a discussion of whether the company's current business plan anticipates a future Initial Public Offering of its Securities. No approval will be granted for the acquisition of Securities in a Limited Offering if the company currently has any publicly traded equity Securities (or other publicly traded Securities convertible into equity Securities) issued and outstanding. A copy of the Limited Offering agreement or the purchase contract should be attached to the memo.

               Subsequent to Investment Personnel obtaining shares/units of a company in a Limited Offering, the company may issue and have outstanding publicly traded Securities. If in the course of performing their job responsibilities any Investment Personnel who acquired shares/units in a Limited Offering transaction becomes involved in the consideration of an investment in the issuer by an Investment Company/Account, they will disclose the existence of their personal ownership in the company to the Chief Investment Officer. The Adviser will then excuse such employee from the investment decision making process for the Security.

         (i) All Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies, absent prior authorization based upon a determination by Adviser management that the board service would be consistent with the interests of the Investment Companies/Accounts. In instances where Adviser management determines that board service for a company is merited, such Investment Personnel will be subject to the same restrictions that are imposed on all other Access Persons with respect to their personal securities transactions which involve Securities of the company for which they are a director, as described in Section III.(d) of the Code.

         (j) All Investment Personnel must make disclosure with respect to any family member(s) employed in the securities business who might be in a position to benefit as a result of the trading activity of the Investment Companies/Accounts. It is prohibited for Investment Personnel to influence the allocation of brokerage for



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               direct or indirect personal or familial benefit. However, such disclosure shall not be deemed evidence that any benefit has been conferred, directly or indirectly, by Investment Personnel on such family member(s).


Prohibition Applicable Only To Portfolio Managers

         (k) All portfolio managers are prohibited from purchasing or selling any Security (or equivalent Security) within at least 7 calendar days before or after an Investment Company/Account that he or she manages purchases or sells that Security.

IV. EXEMPTED TRANSACTIONS

The prohibitions of Section III. of the Code shall not apply to:

         (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (b) purchases or sales which are non-volitional on the part of the Access Person, such as Securities acquired as a result of a spin-off of an entity from a company whose Securities are owned by an Access Person, or the involuntary sale of Securities due to a merger or as the result of a company exercising a call provision on its outstanding debt;

         (c) purchases which are part of an automatic dividend reinvestment plan;

         (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

         (e) any Securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $5 billion.

V. REPORTING

               Within 10 days of their commencement of employment with the Adviser (or if not an employee, of their otherwise becoming an Access Person to the Adviser), all Access Persons shall disclose in writing to the Compliance Officer all of their Security holdings in which they have any direct or indirect Beneficial

         (a) Ownership at such time as the person became an Access Person (see Appendix E). Thereafter, when requested by the Compliance Officer all Access Persons shall on an annual basis disclose in writing to the Compliance Officer all of their Security holdings in which they have any direct or indirect Beneficial Ownership. This information must be current as of a date no more than 30 days before the report is submitted.

               Both the Initial and the Annual Holdings Report shall contain the following information:

               (1) the title, number of shares and the principal amount of each
                   Security;



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               (2) the name of any broker, dealer or bank with whom the Access
                   Person maintained an account in which any Securities were held; and

               (3) the date that the report is submitted by the Access Person.

               The above notwithstanding, an Access Person shall not be required to make a report with respect to any Security held in any account over which he or she does not have any direct or indirect influence or control. Each such report may contain a statement that the report shall not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (b) All Access Persons shall direct their brokers to supply the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of all statements for all Securities.

               Accounts. Please note that even if the Access Person does not currently intend to purchase or sell Securities (as defined at Section II.(d) above) in the account, the Access Person must direct their brokers to send the Compliance Officer duplicate confirmations and statements on the account if the account allows any trading in such Securities.

         (c) Whether or not one of the exemptions listed in Section IV. of the Code applies, each Access Person shall file with the Compliance Officer a written report (see Appendix C) containing the information described in Section V.(d) of the Code with respect to each transaction in any Security in which such Access Person by reason of such transaction acquires or disposes of any direct or indirect Beneficial Ownership in the Security; provided, however, that an Access Person shall not be required to make a report with respect to any transaction effected for any account over which he or she does not have any direct or indirect influence or control. Each such report may contain a statement that the report shall not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (d) Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (3) the price at which the transaction was effected;

               (4) the name of the broker, dealer or bank with or through whom the transaction was effected; and

               (5) the date that the report is submitted by the Access Person.

               For any report concerning a purchase or sale in which the Access Person relied upon one of the exemptions provided in Section IV. of the Code, the Access Person will provide a brief statement of the exemption relied upon and the circumstances of the transaction if requested by the Compliance Officer.



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               In addition to such report, within 10 days after the end of the calendar quarter in which an Access Person opens any brokerage account, the Access Person provide the Compliance Officer with the following information:

               (1) the name of the broker, dealer or bank with whom the Access
                   Person established the account;

               (2) the date the account was established; and

               (3) the date that the report is submitted by the Access Person.

         (e) The Securities transaction reporting requirements of Sections V.(c) and V.(d) of the Code may be satisfied by the Compliance Officer receiving all confirmations of Security transactions and/or periodic statements for each Access Person's Securities accounts. Confirmations of Security transactions and/or Security account statements received by the Compliance Officer will be distributed quarterly to Access Persons for their review to ensure that such confirmations/statements include all Security transactions required to be reported under this Code.

         (f) An Access Person will be deemed to have participated in, and must report under this Code, any Securities transactions participated in by:

               (1) The person's spouse;

               (2) The person's minor children;

               (3) Any other relatives sharing the person's household;

               (4) A trust in which the person has a beneficial interest, unless such person has no direct or indirect control over the trust;

               (5) A trust as to which the person is a trustee;

               (6) A revocable trust as to which the person is a settler; or

               (7) A partnership of which the person is a partner (including most investment clubs) unless the person has no direct or indirect control over the partnership.

         (g) The Compliance Officer shall identify all Access Persons who are required to make the reports required by Section V. of the Code and shall inform them of their reporting obligations hereunder.


VI. REVIEW

The Compliance Officer shall review or supervise the review of the personal securities transactions and the holdings reported pursuant to Section V. of the Code. Personal securities transactions reported by the Compliance Officer shall be reviewed by the Vice President-Legal. As part of this review, each such reported personal securities transaction shall be compared against the trading activity of the Investment Companies/Accounts to determine whether a violation of Section III. of the Code may have occurred. If the Compliance Officer or Vice President-Legal determines that a violation may have occurred, he or she shall promptly submit the pertinent information regarding the transaction to Adviser management, who shall evaluate whether a violation of the Code has occurred, taking into account all the exemptions provided under Section IV. of the Code, and if so, whether such violation is material. The Adviser will consider all relevant facts and circumstances surrounding the transaction prior to making its determination. In addition, before making any determination that a material violation has occurred, Adviser management shall give the person involved an opportunity to supply additional information regarding the transaction in question.



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VII. SANCTIONS

If a final determination is made that a material violation of this Code has occurred, the Adviser's management may require the Access Person to disgorge to the affected Investment Company/Account or, if not related to a particular Investment Company/Account, a charitable organization, all or a portion of the profits gained or losses avoided as a result of the prohibited transaction. The Compliance Officer or Vice President-Legal shall provide a written report of management's determination to the Board of Managers of the Adviser for such further action and sanctions as said Board deems appropriate, which sanctions may in the Board's discretion include, among other things, imposition of a monetary penalty and/or censure, suspension or termination of the Access Person. A copy of the report shall also be provided to the Board of directors/trustees of each investment company for which the Adviser is the investment adviser or sub-adviser.

VIII. PROCEDURES FOR PREVENTING THE TRADING ON MATERIAL, NONPUBLIC INFORMATION

         (a) In addition to the prohibitions set forth in Section III. of the Code which are applicable only to Access Persons of the Adviser, the Adviser forbids any Manager, officer, employee or other Access Person (including spouses, minor children and adults living in the same household as the Manager, officer, employee or other Access Person), either personally or on behalf of others (such as Investment Companies/Accounts managed by the Adviser) from trading on material, nonpublic information or communicating material, nonpublic information to others in violation of the securities laws. This conduct is frequently referred to as "insider trading." The Adviser's policy against insider trading applies to every Manager, officer, employee and other Access Person and extends to activities within and outside their duties at the Adviser. Any questions regarding the Adviser's policies and procedures should be referred to the Compliance Officer.

               The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material, nonpublic information to trade in securities (whether or not one is an "insider") or to the communication of material, nonpublic information to others.

               While the law concerning insider trading is not static, it is generally understood that the law prohibits:

               o trading by an insider, while in possession of material, nonpublic information, or

               o trading by a non-insider, while in possession of material, nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

               o   communicating material, nonpublic information to others.

               The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Compliance Officer.

               1.  Who is an insider?

                   The concept of "insider" is broad. It includes Directors/Managers, officers and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship with a company and as a result is given access to information solely for such company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants and bank lending officers, and the employees and associates of such persons. In addition, the Adviser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the nonpublic information confidential, and the relationship must at least imply such a duty before the outsider will be considered a temporary insider. In addition, one who receives material, nonpublic information (a "tippee") or one who gives material, nonpublic information to another person (a "tipper") may become an insider and therefore incur liability for insider trading. Finally, and perhaps most relevant for the Code, a Manager, officer, employee or other Access Person of the Adviser may become an insider if material, nonpublic information is received from an insider of a company whose securities are held or being considered for purchase by an Investment Company/Account.


               2.  What is Material Information?

                   Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in a decision to buy, hold or sell stock, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that Managers, officers, employees and other Access Persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                   Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316
                   (1987), the U.S. Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable.


               3.  What is Nonpublic Information?

                   Information is nonpublic until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the U.S. Securities and Exchange Commission or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications would be considered public.

               4.  Penalties for Insider Trading

                   Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subjected to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

                   o   Civil injunctions,

                   o   treble damages,

                   o   jail sentences of up to ten years,

                   o civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited,

                   o criminal fines (no matter how small the profit) of up to $1 million, civil penalties for the employer or other controlling person of up to the greater of $1 million or three times the profit gained or loss avoided.

                   Because of the serious potential penalties against employers as well as violators, any violation of this Code of Ethics and Statement of Policies which involves insider trading can be expected to result in serious sanctions by the Adviser, including dismissal of the persons involved for cause.

         (b) The following procedures have been established to aid the Managers, officers, employees and other Access Persons of the Adviser in avoiding insider trading, and to aid the Adviser in preventing, detecting and imposing sanctions against insider trading. Every Manager, officer, employee and other Access Person of the Adviser must follow these procedures or risk serious sanctions by the Adviser, including dismissal for cause, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the Compliance Officer.


               Identifying Inside Information in the Context of Personal Securities Trading

               Before trading for yourself or others, including Investment Companies/Accounts managed by the Adviser, in the securities of a company about which you may have potential inside information, whether obtained through the Advisers activities or not, ask yourself the following questions:

                  (a) Is the information material? Is there a substantial
                      likelihood that a reasonable investor would consider this information important in making his or her decision to buy, hold or sell stock? Is it reasonably certain that this information would substantially affect the market price of the securities if it were generally disclosed?

                  (b) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being filed with the U.S. Securities and Exchange Commission or published in Reuters, The Wall Street Journal or other such publications?

                  (c) If your securities transactions became the subject of
                      scrutiny, how would they be viewed after-the-fact with the benefit of hindsight? As a result, before engaging in any transaction, you should carefully consider how regulators and others might view your transaction in hindsight.

              If, after consideration of the above, you believe that the information is material and nonpublic, or if you have any doubt as to whether the information is material and nonpublic, you must take the following steps:

                  (1) Report the matter immediately to the Compliance Officer,

                  (2) Refrain from purchasing or selling the securities on
                      behalf of yourself or others, including Investment Companies/Accounts managed by the Adviser,

                  (3) Refrain from communicating the information inside or
                      outside of the Adviser, other than to the Compliance Officer, and

                  (4) After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

              Restricting Access to Material, Nonpublic Information

              (a) General Procedures

                  Material, nonpublic information in the possession of a Manager, officer, employee or other Access Person of the Adviser may not be communicated to anyone, including persons within the Adviser except to the Compliance Officer as provided in Section VIII.(b) of the Code or as is necessary for individuals to perform their duties at the Adviser. In addition, care should be taken so that such information is secure. For example, files containing material, nonpublic information should be maintained in a secure manner; access to computer files containing material, nonpublic information should be restricted.

              (b) Contacts With Public Companies

                  For the Adviser, contacts with public companies represent an important part of its research efforts. The Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Manager, officer, employee or other Access Person of the Adviser becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Adviser must make a judgment as to its further conduct. To protect the Adviser and its Investment Companies/Accounts, all Managers, officers, employees and other Access Persons of the Adviser should contact the Compliance Officer immediately if they believe that they may have received material, nonpublic information.

               (c)Tender Offers

                  Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the U.S. Securities and Exchange Commission has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Managers, officers, employees and other Access Persons of the Adviser should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.


              Procedures Designed to Prevent and Detect Insider Trading

              The following procedures are designed to prevent and detect insider trading within the Adviser or by the Adviser's Managers, officers, employees and other Access Persons. To prevent and detect insider trading the Compliance Officer should:

              (a) Provide, on an annual basis, an educational program to familiarize Managers, officers, employees and other Access Persons of the Adviser with the Adviser's policies and procedures on insider trading, misuse of material, nonpublic information, reporting requirements for personal securities transactions and related matters.

              (b) Answer questions from Managers, officers, employees and other
                  Access Persons of the Adviser relating to the Adviser's policies and procedures.

              (c) Resolve issues of whether information received by Managers, officers, employees and other Access Persons of the Adviser is material and nonpublic.

              (d) Review on an annual basis and update as necessary the
                  Adviser's policies and procedures to reflect changes in rules, regulations and case law.

              (e) When it has been determined that a Manager, officer, employee or other Access Person of the Adviser has material, nonpublic information on a company, the Compliance Officer will take reasonable steps to (i) ensure that such information is not disseminated, and (ii) restrict Managers, officers, employees and other Access Persons from trading in securities to which the information relates, either for their own accounts or for Investment Companies/Accounts managed by the Adviser. These objectives will be served by placing the company on a "Restricted List" that will be maintained by the Compliance Officer.

                  While each such company is on the Restricted List, no portfolio manager shall initiate or recommend any transaction in the company's securities in any Investment
                  Companies/Accounts managed by the Adviser. The Compliance Officer will be responsible for removing a particular company from the

                  Restricted List after having received permission for such action from Adviser management, and will be responsible for making available the Restricted List and any updates to it to all Investment Personnel. The Restricted List is highly confidential and shall, under no circumstances, be discussed with or disseminated to anyone outside of the Adviser.


                  Special Restricted List Procedures


                  (1) Purchase and Sale of Securities Issued by Companies
                      Controlling the Adviser

                      The Adviser is currently 100% owned by its sole member, the majority of whose voting common stock is owned by a publicly traded company. It is contemplated that upon receipt of certain regulatory approvals a 50% interest in the Adviser will be acquired by another company which is a wholly-owned indirect subsidiary of a publicly traded company. As a result, such publicly-traded companies (the "Companies") are considered to be in a position of control with respect to the Adviser. Federal securities law prohibits any Investment Company for which the Adviser acts as investment adviser or subadviser from investing in the securities of Companies have been placed on the Adviser's Restricted List indefinitely, and therefore no Investment Company/Account may invest in any of its securities. Personal security transactions by Managers, officers, employees and other Access Persons of the Adviser in the securities of these Companies will be allowed pursuant to policies and procedures as in effect from time to time that will be provided to you by the Compliance Officer.

                  (2) Publicly Traded Companies for Which a Manager, Officer,
                      Employee or Other Access Person of the Adviser Serves as a Director

                      Subject to the requirement that they disclose their position to the Compliance Officer (and, in the case of Investment Personnel, that they obtain prior approval from Adviser management), Managers, officers, employees and other Access Persons of the Adviser may serve on the Boards of Directors of publicly traded companies. To preclude the possibility of trades of such companies' securities occurring in Investment Companies/Accounts while the Adviser may be in possession of material, nonpublic information, any publicly traded company for which a Manager, officer, employee or other Access Person of the Adviser is a director shall be placed on the Restricted List and shall remain on the list until their directorship is terminated and the Manager, officer, employee or other Access Person of the Adviser ceases to be an insider to the company.

                      While a company is on the Restricted List, each of the Adviser's Managers, officer, employees and other Access Persons who are a member of the Board of Directors of a publicly traded company may engage in personal securities transactions involving the securities of such company, subject to preclearance that will be conditioned upon obtaining documented approval to trade from such company's management, in light of their procedures designed to prevent the misuse of material, nonpublic information by company insiders.

              (f) Promptly, upon learning of a potential violation of the
                  Adviser's policies and procedures on insider trading, prepare a written report to Adviser management with full details about the potential violation and recommendations for further action.

IX. ANNUAL REPORTING AND CERTIFICATION

         (a) On an annual basis, the Compliance Officer shall prepare a written report to the Board of Managers of the Adviser setting forth the following:

              (1) A summary of existing procedures to detect and prevent violations of the Code,

              (2) Full details of any investigation, either internal or by a regulatory agency, of any violations of the Code, the resolution of such investigations and the steps taken to prevent further violations,

              (3) An evaluation of the current compliance procedures and any recommendations for improvement, and

              (4) A description of the Adviser's continuing efforts to educate all Managers, officers, employees and other Access Persons of the Adviser regarding the Code, including the dates of any such educational programs presented since the last report.

              A report setting forth the above shall also be made annually to the Board of Directors/Trustees of each Investment Company for which the Adviser acts as investment adviser or sub-adviser, except that any information about violations of the Code may be limited to only material violations. In addition, the Adviser shall certify to each such Investment Company annually that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

              After September 1, 2000, before being approved as an investment adviser or subadviser for any Investment Company, the Adviser is required to provide the Code to the Investment Company's Directors/Trustees for approval along with a certification that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

              Any material changes to the Code must be approved by each Investment Company's Directors/Trustees within 6 months after adoption of the material change.

         (b) On an annual basis, all Managers, officers, employees and other Access Persons of the Adviser are required to certify in writing that they have read and understand the Code of Ethics and Statement of Policies and recognize that they are subject thereto. In addition, all such persons are required to certify annually that they have complied with the requirements of the Code and that they have reported all personal securities transactions required to be reported pursuant to the Code (see Appendix D). If a Manager, officer, employee or other Access Person of the Adviser has any questions pertaining to their responsibilities under the Code, they should discuss them with the Compliance Officer prior to completing their annual certification statement.

X. OTHER LEGAL AND REGULATORY MATTERS

         (a) Confidentiality. All account information concerning the Adviser's clients (e.g., name, account size, specific securities held, securities trades, etc.) is absolutely confidential. Therefore, access to Investment Company/Account information is limited to those individuals who must have such access to perform their duties, and such information shall not be communicated to any other person either within or outside the Adviser. The confidentiality of all Investment Company/Account information is critical to the Adviser's reputation for excellence and integrity and maintenance of the Adviser's competitive position, and any disclosure of confidential information can be expected to result in serious sanctions by the Adviser, including possible dismissal for cause.

         (b) Bankruptcy/Criminal Offenses. The Adviser is required to notify regulatory organizations when certain events occur regarding its Managers, officers, employees and other Access Persons. Accordingly the Board of Managers of the Adviser must be notified if any of the following occur with respect to a Manager, officer, employee or other Access Person:

              o   Personal bankruptcy.

              o The bankruptcy of a corporation in which any Manager, officer, employee or other Access Person owns 10% or more of the securities.

              o Arrest, arraignment, indictment or conviction for, or the entry of a guilty or no contest plea for, any criminal offense (other than minor traffic violations).

         (c) Receipt of Legal Documents. On occasion, employees are served with legal documents (e.g., a subpoena) for the Adviser. Upon receipt of legal documents, the Vice President-Legal is to be notified immediately.

         (d) Retention of Outside Counsel. Managers, officers, employees and other Access Persons may not retain the services of outside counsel under circumstances such that the Adviser would be obligated to pay legal fees unless the Adviser's Vice President-Legal has granted approval for retention of such counsel in advance.

         (e) Contact with Industry Regulators. In the event of an inquiry from an industry regulator--whether via the telephone, mail or personal visit--Managers, officers, employees and other Access Persons must contact the President-Legal as soon as possible for instructions.

         (f) Political Contributions. The use of funds or assets of the Adviser for any unlawful or improper purpose is prohibited. This prohibition includes any contribution to any public official, political candidate or political entity, except as may be expressly permitted by law. This shall also preclude unlawful contributions through consultants, customers or other third parties, including payments where Managers, officers, employees or other Access Persons of the Adviser know or have reason to believe that payments made to such other third parties will be used as unlawful contributions.

              The above prohibitions relate only to the use of corporate funds and in no way are intended to discourage Managers, officers, employees or other Access Persons from making personal contributions to political candidates or parties of their choice. No such individual contribution will be reimbursed by the Adviser in any manner, directly or indirectly.

         (g) Business Conduct. It is the policy of the Adviser to conduct business in accordance with the applicable laws and regulations of the United States and all other individual states and countries in which the Adviser operates or has any significant contacts. Unethical business practices will subject Managers, officers, employees and other Access Persons to appropriate disciplinary action, including dismissal for cause if warranted, and may result in prosecution for violating federal, state or foreign laws.

              No payment (cash or otherwise) can be made (directly or indirectly) to any employee, official or representative of any domestic or foreign governmental agency, instrumentality, party, or candidate thereof, for the purpose of influencing any act, omission or decision.

              The Adviser's books, records and accounts must be maintained in sufficient detail as to accurately reflect the transactions and dispositions of its assets. No undisclosed or unrecorded fund or asset of the Adviser may be established for any purpose.

              Any Manager, officer, employee or other Access Person with questions about or knowledge of violations of these policies must contact the Adviser's Vice President-Legal.

XI. MISCELLANEOUS PROVISIONS

         (a) The Adviser shall maintain records in the manner and to the extent set forth below, and make such records available for examination by representatives of the U.S. Securities and Exchange Commission:

              (1) A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

              (2) A record of any violation of the Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

              (3) A copy of each report made by an Access Person pursuant to the
                  Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

              (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to the Code, and who are, or within the past five years have been, responsible for reviewing these reports, shall be maintained in an easily accessible place; and

              (5) A record of any decision, and the reasons supporting the decision, to approve the acquisition by any Investment Personnel of a Security pursuant to a Limited Offering shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval was granted.

         (b) All reports of Securities transactions and any other information filed with the Adviser or furnished to any person pursuant to the Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the U.S. Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

         (c) The Board of Managers of the Adviser may from time to time adopt such interpretations of the Code and such exceptions to provisions of the Code as they deem appropriate.

APPENDIX A

For purposes of the attached Code of Ethics and Statement of Policies, a "beneficial owner" shall mean any Manager, officer, employee or other Access Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect opportunity to profit or share in any profit derived from a transaction in the subject securities. The term "beneficial ownership" of securities would include not only ownership of securities held by a Manager, officer, employee or other Access Person for his or her own benefit, whether in bearer form or registered in their name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledgees, securities owned by a partnership in which he or she is a member if they may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation that he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by a Manager, officer, employee or other Access Person for the benefit of someone else.

Ordinarily, this term would not include securities held by executors or administrators in estates in which a Manager, officer, employee or other Access Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as "beneficially" owned by a Manager, officer, employee or other Access Person where such person enjoys "benefits substantially equivalent to ownership". The U.S. Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

A Manager, officer, employee or other Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he or she obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as a Manager, officer, employee or other Access Person may in itself indicate that the Manager, officer, employee or other Access Person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives of the Manager, officer, employee or other Access Person or his or her spouse who share the same home as the Manager, officer, employee or other Access Person will be treated as being beneficially owned by the Manager, officer, employee or other Access Person.

A Manager, officer, employee or other Access Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he or she does not obtain therefrom the aforementioned benefits of ownership, if they can vest or revest title in themselves at once or at some future time.

APPENDIX B

                                  APPROVAL FORM
                       FOR THE PURCHASE/SALE OF SECURITIES

--------------------------------------------------------------------------------

                              PROPOSED TRANSACTION
                    TO BE COMPLETED BY THE ACCESS PERSON 1,2

Security Description:
                     ------------------------------------------------

Security Symbol:                       Security Exchange
                --------------                          -------------

Type of Transaction:             Purchase          Sale
                          -------             -----

Maximum Number of Shares/Principal Amount of Debt:
                                                  -------------------

Except as follows, I am not aware of any factors that pertain to this proposed personal security transaction that would be relevant to the determination of whether such transaction could be in conflict with the interests of an Investment Company/Account managed by BBOI Worldwide LLC (See Section III (b) of the Code):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


----------------------------- ---------------------------------- ---------------
Access Person (please print)  Signature of Access Person         Date

1. See BBOI Worldwide LLC Code of Ethics and Statement of Policies (the "Code") for the definition of "Access Person."

2. As described in Section IV. Exempted Transactions of the Code, certain transactions involving the purchase or sale of Securities are not prohibited and therefore do not require pre-clearance. IT IS THE RESPONSIBILITY OF THE ACCESS PERSON TO CORRECTLY DETERMINE WHETHER THEIR PROPOSED PERSONAL SECURITY TRANSACTION IS AN EXEMPTED TRANSACTION UNDER THE CODE. ANY ACCESS PERSON WHO HAS QUESTIONS REGARDING THIS DETERMINATION SHOULD CONSULT WITH THE COMPLIANCE OFFICER PRIOR TO ENGAGING IN THE PROPOSED PERSONAL SECURITY TRANSACTION.

--------------------------------------------------------------------------------


                              APPROVAL/DISAPPROVAL
                    TO BE COMPLETED BY THE COMPLIANCE OFFICER

The above proposed transaction has been:      Approved for execution within 3 business days after the date
                                        ----- of this approval

                                              Approved for execution between            and
                                        -----                                -----------   -----------

                                              Disapproved
                                        -----

Comments:
         ---------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------


----------------------------------          ---------------------------------
Signature of Compliance Officer             Date

            APPENDIX C

                                    PERSONAL
                         SECURITIES TRANSACTIONS REPORT
                               BBOI WORLDWIDE LLC

   NAME:                                                                   FOR THE QUARTER ENDED:
        --------------------------------------------------                                       ---------------------
                        (Please Print)

[       ] - Confirmations for all of my reportable personal securities     [       ] - Confirmations for all of my reportable
            transactions for the quarter are attached to this report.                  personal securities transactions for the
                                                                                       quarter are attached to this report
                                                                                       EXCEPT AS DESCRIBED BELOW:

Transaction                    Security Description                             Number   Principal  Nature of        Name of Broker,
   Date     (including interest rate and maturity date, if applicable) Symbol  of Shares   Amount  Transaction Price Dealer or Bank

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DEFINITIONS:  Principal Amount -       Total amount received or paid for the security.
              Nature of Transaction -  Purchase, sale or other acquisition or disposition.
              Price -                  Price per share at which transaction was effected.
              Broker, Dealer or Bank - Name of broker, dealer or bank with or through whom the transaction was effected.

NOTE:         Transactions in shares of registered open-end investment companies (i.e., mutual funds), direct obligations of the Government of the United States (e.g., U.S. Treasury securities), banker's acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, are not required to be reported.

STATEMENT:    THIS REPORT IS NOT TO BE CONSTRUED AS AN ADMISSION BY ME THAT I HAVE ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN
              THE SECURITIES TO WHICH THIS REPORT RELATES.


              ----------------------------------------------------                    ----------------------------
                                 (Signature)                                                      (Date)

APPENDIX D

                ANNUAL CONFIRMATION FOR YOUR BBOI WORLDWIDE LLC
              CODE OF ETHICS AND STATEMENT OF POLICIES (THE "CODE")

         I have carefully read and understand the Code. I recognize that I must comply with the Code and that I am subject to the policies and procedures contained therein. I understand that the policies and procedures stated in this Code are subject to change and that, from time to time, I may receive information about changes in the policies and procedures contained therein. I recognize that I have / have not (Compliance Officer to circle one) been deemed to be an Access Person under the Code until I receive further written notice from the Compliance Officer. In addition (please check the appropriate line below):

_____________- I have complied with the requirements of the Code at all times since my last Confirmation for the Code, and I have reported all of my personal securities transactions since my last Confirmation which are required to be reported pursuant to the Code.

_____________- I have complied with the requirements of the Code at all times since my last Confirmation for the Code, except in certain instances during the period, a description of which is attached hereto, which the Compliance Officer is aware of and which have been addressed by Adviser management. I have reported all of my personal securities transactions since my last Confirmation for the Code which are required to be reported pursuant to the Code.

         As required to be reported annually by all Access Persons under the Code, attached (if applicable) is a complete listing, as of the date of this Confirmation, of all of my Security holdings in which I have any direct or indirect Beneficial Ownership.




-------------------------------             ------------------------------------
Date of Confirmation                        Covered Person's Name (please print)


                                            ------------------------------------
                                            Covered Person's Signature

             APPENDIX E

                               PERSONAL SECURITIES
                            HOLDINGS REPORT (1), (2)
                               BBOI WORLDWIDE LLC

   NAME:                                           DATE:
        -------------------------                       ------------------------
             (Please Print)

                                                                         Number of Shares or
     Security Description                           Symbol             Principal Amount of Debt
     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

     ------------------------------------------------------------------------------------------

(1) Pursuant to the provisions of Section V.(a) of BBOI Worldwide LLC's Code of Ethics and Statement of Policies (the "Code"), this report shall include a complete listing of the Access Person's Security holdings (see (2) below) in which they have any direct or indirect Beneficial Ownership.

(2) The term "Security" as defined in the Code excludes shares of registered open-end investment companies (i.e., mutual funds), direct obligations of the Government of the United States (e.g., U.S. Treasury securities) banker's acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements. Therefore, holdings by Access Persons in these types of investments are not required to be included on this report.



                                    -------------------------------------------
                                                    (Signature)